Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:   July 14, 1999

/s/ Robert G. Brown
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Robert G. Brown, individually

/s/ Robert G. Brown
---------------------------------
Robert G. Brown, as Co-Trustee of
the Grantor Trust I of Robert G. Brown

/s/ James R. Brown, Sr.
---------------------------------
James R. Brown, Sr., individually

/s/ James R. Brown, Sr.
---------------------------------
James R. Brown, Sr., as Co-Trustee of
the Grantor Trust I of Robert G. Brown